UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2016

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverfront Plaza

Corning, New York 14831

(Address of principal executive offices) (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As of January 6, 2016, all pending appeals of the Modified Third Amended Plan of Reorganization for Pittsburgh Corning Corporation (the “Amended Plan”) have been withdrawn. The Amended Plan was confirmed by the U.S. Bankruptcy Court for the Western District of Pennsylvania in May 2013. Under the terms of the Amended Plan, a trust will be established and all current and future personal injury claims against Corning Incorporated (“Corning”) relating to exposure to asbestos-containing products manufactured, distributed or sold by Pittsburgh Corning will be channeled to that trust for resolution. Corning anticipates that the Amended Plan will become effective and all conditions to funding of the trust will be satisfied in the first half of 2016.

Corning and PPG Industries are each 50 percent shareholders of Pittsburgh Corning, which filed for Chapter 11 Bankruptcy protection in 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

January 6, 2016	By:	/s/ Linda E. Jolly
Name: Linda E. Jolly
Title: Vice President and Corporate Secretary